Exhibit 99.1

The Trade Desk Reports First Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--May 10, 2021--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2021.

“We delivered outstanding performance in the first quarter, once again surpassing our expectations. Revenue growth acceleration over Q1 a year ago is testament to the value that marketers are placing on data-driven advertising. Nowhere is this more apparent than CTV, which continues to lead our growth,” said Jeff Green, Co-founder and CEO of The Trade Desk. “We continue to invest in our platform so that we can best meet the evolving needs of the modern marketer. Whether it’s the ability to set precise business goals, to activate valuable first-party data, to pioneer new approaches to identity, or to leverage a full scope of onsite and offsite measurement tools, The Trade Desk continues to pioneer the bleeding edge of ad tech for our clients. As a result, we are rapidly emerging as the default DSP for the open internet.”

First Quarter 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended March 31, 2021 and 2020 ($ in millions, except per share amounts):

	Three Months Ended
	March 31,
	2021	2020
GAAP Results
Revenue	$219.8	$160.7
Increase in revenue year over year	37%	33%
Net Income	$22.6	$24.1
Diluted EPS	$0.45	$0.50

Non-GAAP Results
Adjusted EBITDA	$70.5	$39.0
Adjusted EBITDA Margin	32%	24%
Non-GAAP Net Income	$70.0	$43.4
Non-GAAP Diluted EPS	$1.41	$0.90

First Quarter and Recent Business Highlights Include:

  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 7 years.
  Expanded Partnerships:
    In Q1, The Trade Desk partnered with Walmart to launch a new DSP based on The Trade Desk’s platform that will provide advertisers with access to unique Walmart shopper data and sales measurement data in a self-service platform.
  Continued Industry-Wide Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), a new industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. The ID is an upgrade and alternative to third-party cookies. Recent pledges of support and integration with UID2 include:
    Global advertising conglomerate, Publicis Groupe SA’s Epsilon and its Core ID
    Xandr, a business unit within AT&T that powers a global marketplace for premium advertising
    AcuityAds Holdings, the leading technology company that enables advertisers to connect intelligently with audiences across digital campaigns from a single platform
    Throtle, a leading identity and data onboarding company
    FuboTV, a leading sports-first live TV streaming platform
    Prebid which will independently operate the technical infrastructure of Unified ID 2.0 and monitor the use of its technology. The goal is to ensure impartial oversight of the open-source identifier
  Industry Awards: The Trade Desk was recently ranked #7 for Best Workplaces™ Asia 2020 for the small/medium company category.

Financial Guidance:

Our business has been impacted by the COVID-19 pandemic that has significantly impacted advertiser demand. Like many companies that are ad-funded, we are facing a period of higher uncertainty in our business outlook. We expect our business performance could be impacted by issues beyond our control, such as changing economic conditions or additional shelter-in-place orders that may or may not occur. Assuming that the economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate, we estimate the following:

Second Quarter 2021 outlook summary:

  Revenue range between $259 million and $262 million
  Adjusted EBITDA of at least $84 million

We have not provided an outlook for GAAP Net income or reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Announces Ten-for-One Stock Split

Concurrent with today’s Q1 2021 financial results, The Trade Desk also announced that the Board of Directors has approved and declared a ten-for-one split of The Trade Desk’s common stock in the form of a stock dividend. Each stockholder of record on June 9, 2021 will receive nine additional shares of common stock for each then-held share, to be distributed after close of trading on June 16, 2021. Trading will begin on a stock split-adjusted basis on June 17, 2021.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, and benefit from income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

First Quarter Financial Results Webcast and Conference Call Details

  When: May 10, 2021 at 8:30 A.M. Pacific Time (11:30 A.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in the United States, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “430244” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 41109). Outside the United States, please dial 1-919-882-2331 (replay code: 41109). The audio replay will be available via telephone until May 17, 2021.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history and the impact of COVID-19 on the Company and its customers and partners, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$219,811	$160,660
Operating expenses (1):
Platform operations	50,500	40,208
Sales and marketing	55,764	34,294
Technology and development	53,918	36,794
General and administrative	51,845	38,598
Total operating expenses	212,027	149,894
Income from operations	7,784	10,766
Total other expense (income), net	(308)	417
Income before income taxes	8,092	10,349
Benefit from income taxes	(14,550)	(13,708)
Net income	$22,642	$24,057
Earnings per share:
Basic	$0.48	$0.53
Diluted	$0.45	$0.50
Weighted average shares outstanding:
Basic	47,282	45,501
Diluted	49,792	48,313
_______________________
(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Platform operations	$5,015	$1,462
Sales and marketing	13,684	5,314
Technology and development	16,094	8,590
General and administrative	17,561	7,599
Total	$52,354	$22,965

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$471,637	$437,353
Short-term investments, net	208,446	186,685
Accounts receivable, net	1,368,668	1,584,109
Prepaid expenses and other current assets	121,398	102,170
Total current assets	2,170,149	2,310,317
Property and equipment, net	115,914	115,863
Operating lease assets	237,917	248,143
Deferred income taxes	50,168	50,168
Other assets, non-current	28,551	29,154
Total assets	$2,602,699	$2,753,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,142,258	$1,348,480
Accrued expenses and other current liabilities	83,530	88,335
Operating lease liabilities	37,688	37,868
Total current liabilities	1,263,476	1,474,683
Operating lease liabilities, non-current	245,899	254,562
Other liabilities, non-current	9,011	11,255
Total liabilities	1,518,386	1,740,500

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	587,304	538,778
Retained earnings	497,009	474,367
Total stockholders' equity	1,084,313	1,013,145
Total liabilities and stockholders' equity	$2,602,699	$2,753,645

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES:
Net income	$22,642	$24,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,011	6,477
Stock-based compensation	52,354	22,965
Allowance for credit losses on accounts receivable	203	1,310
Noncash lease expense	9,451	7,402
Other	4,905	3,484
Changes in operating assets and liabilities:
Accounts receivable	208,847	210,552
Prepaid expenses and other assets	(16,180)	(15,791)
Accounts payable	(200,578)	(205,967)
Accrued expenses and other liabilities	(5,691)	960
Operating lease liabilities	(10,894)	(2,673)
Net cash provided by operating activities	75,070	52,776
INVESTING ACTIVITIES:
Purchases of investments	(89,354)	(35,931)
Sales of investments	4,539	—
Maturities of investments	62,670	39,180
Purchases of property and equipment	(13,120)	(18,310)
Capitalized software development costs	(1,062)	(965)
Net cash used in investing activities	(36,327)	(16,026)
FINANCING ACTIVITIES:
Proceeds from line of credit	—	143,000
Proceeds from exercise of stock options	12,621	19,478
Taxes paid related to net settlement of restricted stock awards	(17,080)	(4,893)
Net cash provided by (used in) financing activities	(4,459)	157,585
Increase in cash and cash equivalents	34,284	194,335
Cash and cash equivalents—Beginning of period	437,353	130,876
Cash and cash equivalents—End of period	$471,637	$325,211

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended
	March 31,
	2021	2020

Net income	$22,642	$24,057
Add back:
Depreciation and amortization	10,011	6,477
Stock-based compensation	52,354	22,965
Interest expense (income), net	45	(817)
Benefit from income taxes	(14,550)	(13,708)
Adjusted EBITDA	$70,502	$38,974

	Three Months Ended
	March 31,
	2021	2020
GAAP net income	$22,642	$24,057
Add back (deduct):
Stock-based compensation expense	52,354	22,965
Adjustment for income taxes	(5,007)	(3,653)
Non-GAAP net income	$69,989	$43,369

GAAP diluted EPS	$0.45	$0.50
Non-GAAP diluted EPS	$1.41	$0.90

Weighted average shares outstanding—diluted	49,792	48,313

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043